Exhibit 99.1

Empery Digital Announces Update on Midwest Data Center Investment and Share Repurchase Program

Empery Digital Has Repurchased an Additional 155,040 Shares

Empery Digital Has Repurchased Approximately 26.7 Million Shares

AUSTIN, Texas – November 9, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today provided an update on its Midwest data center investment and its share repurchases.

The Company and Hunt Properties, Inc. (“Hunt Properties”) continue to advance lease negotiations for the Midwest AI data center facility and expect to execute a lease in the near term. While these negotiations continue to progress, the definitive agreement to purchase the property has been amended and extended to maintain flexibility while lease negotiations continue. Management believes that the Midwest data center facility is ideally positioned to serve hyperscalers due to the immediate availability of 150 megawatts of power with an owned substation and the potential to expand to approximately 300 megawatts of power.

Share Repurchase Update

In the week ended November 6, 2026, the Company repurchased 155,040 shares of its common stock under its $200 million share repurchase program at an average price of $2.36 per share, including fees and commissions. As of November 6, 2026, the Company has repurchased an aggregate of 26,686,348 shares of its common stock.

Following these repurchases, Empery Digital has 29,372,106 shares outstanding, after giving effect to the potential exercise of 1,653,686 pre-funded warrants, and approximately $49 million remains available under the share repurchase authorization.

About Empery Digital

Empery Digital is focused on building long-term shareholder value through its disciplined capital allocation strategy. The Company employs a bitcoin treasury strategy and is strategically expanding into AI infrastructure and data center investments, partnering with operators that have decades of real-estate and energy infrastructure development experience to capture growth at the intersection of digital assets and next-generation compute. Empery Digital is committed to transparency, efficiency, and accountability, applying rigorous decision-making to drive sustainable, long-term shareholder value.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “achieve,” “advance,” “believe,” “can,” “capitalize,” “continue,” “could,” “create,” “expand,” “expect,” “focus,” “forward,” “future,” “going,” “growth,” “intend,” “may,” “position,” “potential,” “resume,” “should,” “strategy,” “update,” “will,” and other words of similar meaning. These forward-looking statements address various matters, which include, without limitation, statements regarding our strategy, future operations, future financial position, capital allocation, return on investments including, but not limited to, statements relating to: strategy related to and value creation potential of AI infrastructure opportunities; the Midwest data center investment, including the execution and timing of a lease and the amendment and extension of the agreement to acquire the facility; the Company’s relationship with certain affiliates of Hunt Properties and the Hunt Family and any perceived benefits therefrom; the Company’s bitcoin strategy; the Company’s stock repurchase plans; the benefits of repurchases of the Company’s shares; the ability to create future cash flows; and statements relating to the Company’s ability to create value for shareholders and attractive allocation of capital.

1

Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties regarding, among other things: our ability to keep pace with new technology and changing market needs; changes in business, market, financial, political and regulatory conditions; reduced demand for data centers or decreases in information technology spending; increased competition or available supply of data center capacity; delays or disruptions in connectivity or availability of power; deterioration in the relationship between the Company and Hunt Properties or Cardinal Data Power, Inc. (“CDP”), or with potential data center tenants; the significant valuation uncertainty associated with the Company’s data center investments and the Company’s ability to realize a return on such investments; the Company’s limited ability to influence the operations, governance and strategic direction of its minority, non-controlling investments; the ability of CDP and Hunt Properties to negotiate and execute definitive long-term leases on commercially acceptable terms; potential delays or other impediments, including regulatory, in the development of proposed data centers; the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the Company’s stock price may be highly correlated to the price of the digital assets that it holds; increased competition in the industries in which the Company operates; significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; the treatment of crypto assets for U.S. and foreign tax purposes; the Company’s ability to generate revenues from sales and generate cash from financing of inventory, sale of its products and Bitcoin derivatives; significant decrease in the market value of the Company’s Bitcoin holdings; the Company’s reimbursement of expenses incurred in connection with its activist defense matters pursuant to insurance coverage; the Company’s ability to obtain additional financing through equity or debt offerings, obtain borrowings from financing arrangements or generate cash from the sale of Bitcoin; and the competitive environment of our business. Other risks and uncertainties include those identified under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2025 (as amended by Form 10-K/A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 21, 2026), and in our Quarterly Reports on Form 10-Q for the three months ended June 30, 2026 and September 30, 2026, and any subsequent filings with the SEC.

As a result of these and other factors, we may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. The forward-looking statements reflect our views as of the date hereof. We do not assume and specifically disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Sales: sales@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Media: Nicholas Leasure / Jacqueline Zuhse: teamemperydigital@reevemark.com

2